EXHIBIT 32

Verizon Virginia Inc.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Verizon Virginia Inc. (the “Company”) for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C., Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

Dated: March 30, 2004	/s/ LAWRENCE T. BABBIO, JR.
Lawrence T. Babbio, Jr.
Chairman of the Board and
Chief Executive Officer

Dated: March 30, 2004	/s/ JOHN F. KILLIAN
John F. Killian
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Verizon Virginia Inc. and will be retained by Verizon Virginia Inc. and furnished to the Securities and Exchange Commission or its staff upon request.